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                               Exhibit 3.1.b.

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              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                       VICEROY ACQUISITION CORPORATION

                           PURSUANT TO SECTION 102
                   OF THE DELAWARE GENERAL CORPORATION LAW


      VICEROY ACQUISITION CORPORATION, a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Executive Vice President and Secretary, hereby certifies as follows:

      1.    The name of the Corporation is "Viceroy Acquisition
            Corporation".

      2. The Corporation's original Certificate of Incorporation was filed in the office of the Secretary of the State of Delaware on August 12th, 2005.

      3. This Amended and Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation.

      4.    The Corporation has not received payment for any of its stock.

      5. This Amended and Restated Certificate of Incorporation was duly adopted by unanimous written consent of the directors of the Corporation in accordance with the applicable provisions of Sections 241 and 245 of the Delaware General Corporation Law.

                    ARTICLE ONE - NAME OF THE CORPORATION

      The name of the corporation is Viceroy Acquisition Corporation (the "CORPORATION").

                       ARTICLE TWO - REGISTERED AGENT

      The name and address of the Corporation's initial registered agent in Delaware is:
                         The Corporation Trust Company
                              1209 Orange Street
                           Corporation Trust Center
                          Wilmington, Delaware 19801

                 ARTICLE THREE - PURPOSE OF THE CORPORATION

      The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Act.

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                   ARTICLE FOUR - AUTHORIZED CAPITAL STOCK

      The total number of shares of all classes of stock which the Corporation has the authority to issue is 65,000,000 shares consisting of:
(i) 5,000,000 shares of a class designated as preferred stock, par value $0.0001 per share ("PREFERRED STOCK"); and (ii) 60,000,000 shares of a class designated as common stock, par value $0.0001 per share ("COMMON STOCK"). The designations, preferences, rights, qualifications, limitations and restrictions of the Preferred Stock and the Common Stock are as follows.

      A.    PROVISIONS RELATING TO THE PREFERRED STOCK.

            1. Classes or Series. The Preferred Stock may be issued from
               -----------------
time to time in one or more classes or series. The shares of each class or series are to have such designations and powers, preferences, rights, qualifications, limitations and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the board of directors of the Corporation (the "BOARD OF DIRECTORS") as hereinafter prescribed.

            2. Authority Vested in the Board of Directors to Authorize the
               -----------------------------------------------------------
Issuance of Preferred Stock. Authority is hereby expressly granted to and
---------------------------
vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions of the Board of Directors from time to time adopted providing for the issuance thereof the following:

               (a) whether the class or series is to have voting rights, full, special or limited, and whether such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock of the Corporation;

               (b) the number of shares to constitute the class or series and the designations thereof;

               (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

               (d) whether the shares of any class or series are redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares are redeemable and the manner of redemption;

               (e) whether the shares of a class or series are subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds are to be

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established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock of the Corporation, whether or not such dividends are cumulative or noncumulative and, if cumulative, the date or dates from which such dividends accumulate;

               (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof will be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

               (h) whether the shares of any class or series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, are convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or the rate or rates at which such exchange may be made, with such adjustments, if any, as may be stated and expressed or provided for in such resolution or resolutions; and

               (i) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

            3. Variances in Classes or Series; Increases and Decreases to
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Classes and Series. The shares of each class or series of the Preferred
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Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series, and the shares so subtracted will become authorized, unissued and undesignated shares of the Preferred Stock.

      B.    PROVISIONS RELATING TO THE COMMON STOCK.

            1. General. Except as otherwise provided herein, or as otherwise
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provided by applicable law, all shares of Common Stock have identical rights and privileges in every respect. Except as specifically provided by the Board of Directors in a resolution providing for any Preferred Stock, or series thereof, in no event will shares of Common Stock have preferences over shares of Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation of the Corporation.

            2. Voting. Except as otherwise provided herein, the Common Stock
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will be fully voting stock entitled to one vote per share with respect to all matters to be voted on by the Corporation's shareholders. Except as expressly required under the Act

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and except as otherwise provided herein, the Common Stock will vote as a single class with respect to all matters to be voted on by the Corporation's shareholders. Except as otherwise required by law or as otherwise provided by the Board of Directors with respect to any Preferred Stock, the holders of the Common Stock exclusively possess all voting power with respect to the Corporation.

            3. Liquidation. Except as otherwise provided herein, a holder of
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the Common Stock will share ratably with the other holders of Common Stock on a share-for-share basis in all distributions of assets pursuant to any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

      C.    GENERAL.

            1. Consideration. Subject to the foregoing provisions of this
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Certificate of Incorporation, the Corporation may issue shares of its
Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration has been paid or delivered to the Corporation will be deemed fully paid stock and will not be liable to any further call or assessment thereon, and the holders of such shares will not be liable for any further payments in respect of such shares.

            2. Rights and Options. The Corporation has the authority to
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create and issue rights, warrants and options entitling the holders thereof to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights, warrants and options will be evidenced by instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

                    ARTICLE FIVE - BUSINESS COMBINATIONS

      The following paragraphs (A) through (D) apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination (as defined below) and may not be amended during the Target Business Acquisition Period (as defined below). "BUSINESS COMBINATION" means the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an operating business in the petroleum or oil and gas industries ("TARGET BUSINESS"), and specifically includes the exploration, development, extraction, production, refining, storage, transportation and/or marketing of petroleum, petroleum products and natural gas. "TARGET BUSINESS ACQUISITION PERIOD" means the period from the effectiveness of the registration statement filed in connection with the Corporation's initial public offering ("IPO") up to and including the first to occur of: (i) a Business Combination; or (ii) the Termination Date (as defined below).

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      A.    SHAREHOLDER APPROVAL.

         Prior to the consummation of any Business Combination, the Corporation must submit such Business Combination to its stockholders for approval regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the Act. In the event that a majority of the IPO Shares (as defined below) cast at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation will be authorized to consummate the Business Combination; provided that the Corporation may not consummate any Business Combination if the holders of 20% or more of the IPO Shares exercise their conversion rights described in paragraph B below.

      B.    REDEMPTION RIGHTS.

      In the event that a Business Combination is approved in accordance with paragraph A above and is consummated by the Corporation, any stockholder of the Corporation holding shares of Common Stock issued in the IPO ("IPO SHARES") who voted against the Business Combination may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation will, promptly after consummation of the Business Combination, convert such shares into cash at a per share conversion price equal to the quotient determined by dividing (i) the amount in the Trust Fund (as defined below), inclusive of any interest or other earnings thereon, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares. "TRUST FUND" means the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO is deposited.

      C.    FAILURE TO CONSUMMATE A BUSINESS COMBINATION.

      In the event that the Corporation does not consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO or (ii) 24 months after the consummation of the IPO in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination was executed but was not consummated within such 18-month period (such later date being referred to as the "TERMINATION DATE"), the officers of the Corporation will take all action necessary to dissolve and liquidate the Corporation as soon as reasonably practicable. In the event that the Corporation is so dissolved and liquidated, only the holders of IPO Shares are entitled to receive liquidating distributions and the Corporation will pay no liquidating distributions with respect to any other shares of capital stock of the Corporation.

      D.    TRUST FUND.

      A holder of IPO Shares will be entitled to receive distributions from the Trust Fund only in the event of a liquidation of the Corporation or in the event he demands conversion of his shares in accordance with paragraph B above. In no other circumstances will a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

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                       ARTICLE SIX - PREEMPTIVE RIGHTS

      The shareholders of the Corporation have no preemptive rights to acquire unissued shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of stock of the Corporation.

                        ARTICLE SEVEN - INCORPORATOR

      The name and mailing address of the incorporator of the Corporation are as follows:

Douglas D. Hommert
8235 Forsyth Avenue, 4th Floor
Clayton, Missouri 63105

                     ARTICLE EIGHT - BOARD OF DIRECTORS

      The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

      A.    NUMBER OF DIRECTORS.

      The number of directors initially to constitute the Board of Directors is three. Thereafter, the number of directors of the Corporation may be changed: (i) by amendment to this Certificate of Incorporation; or (ii) as set forth in the Corporation's bylaws.

      B.    CLASSES OF DIRECTORS.

      The Board of Directors are divided into three classes: Class A, Class B and Class C. The number of directors in each class are to be nearly equal as possible. At the first election of directors by the incorporator, the incorporator will elect a Class C director for a term expiring at the Corporation's third annual meeting of the Corporation's stockholders (the "ANNUAL MEETING OF STOCKHOLDERS"). The Class C director will then appoint additional Class A, Class B and Class C directors as necessary. The directors in Class A will be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B will be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C will be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each Annual Meeting of Stockholders thereafter, directors elected to succeed those directors whose terms expire will be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the Act may otherwise require, in the interim between Annual Meetings of Stockholders or special meetings of the Corporation's stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause,

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may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's bylaws), or by the sole remaining director. All directors hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director serves for the remainder of the full term of the director whose death, resignation or removal has created such vacancy and until his successor has been elected and qualified.

      C.    BALLOTS NOT REQUIRED.

      Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

      D.    BYLAWS OF THE CORPORATION.

      The Board of Directors has the power, without the assent or vote of the Corporation's stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

      E.    CONTRACTS.

      The directors in their discretion may submit any contract or act for approval or ratification at any Annual Meeting of Stockholders or at any meeting of the Corporation's stockholders called for the purpose of considering any such act or contract, and any contract or act that is approved or ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) is valid and binding upon the Corporation and upon all the Corporation's stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests or for any other reason.

      F.    ADDITIONAL POWERS.

      In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made may invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

                 ARTICLE NINE - DURATION OF THE CORPORATION

      The duration of the Corporation is perpetual.

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        ARTICLE TEN - INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

      No contract or transaction between the Corporation and one or more of its directors, officers or shareholders or between the Corporation and any person (as used herein, "PERSON" means any other natural person, corporation, limited partnership, general partnership, joint venture, association, company, trust, joint stock company, bank, trust company, land trust, vehicle trust, business trust, real estate investment trust, estate, limited liability company, limited liability partnership, limited liability limited partnership, employee benefit plan or other organization irrespective of whether it is a legal entity, and any governmental authority) in which one or more of its directors, officers or shareholders are directors, officers or shareholder, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors (or committee thereof) which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors (or the committee thereof), and the Board of Directors (or such committee) in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum;
(ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of such shareholders; or
(iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the shareholders of the Corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

                      ARTICLE ELEVEN - INDEMNIFICATION

      A.    INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      The Corporation will indemnify, to the fullest extent permitted under the Act, any individual who was, is or is threatened to be made a party to a proceeding by reason of the fact that he or she: (i) is or was a director or officer of the Corporation; or (ii) while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic person. Such right is a contract right and, as such, runs to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eleven is in effect. Any repeal or amendment of this Article Eleven may be prospective only and will not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eleven. Such right includes the right to be paid by the Corporation for expenses incurred in defending

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any such proceeding in advance of its final disposition to the maximum extent permitted under the Act. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will also be entitled to be paid the expenses of prosecuting such claim. It is a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Act, but the burden of proving such defense is on the Corporation. Neither the failure of the Corporation (including the Board of Directors, any committee thereof, independent legal counsel or shareholders) to have made its determination prior to commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances, nor an actual determination by the Corporation (including the Board of Directors, any committee thereof, independent legal counsel or shareholders) that such indemnification or advancement is not permissible, may be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any individual having a right of indemnification under the foregoing provisions, such right inures to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above are not exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

      B.    INDEMNIFICATION OF EMPLOYEES AND AGENTS.

      The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by applicable law.

      C.    DEFINITION OF PROCEEDING.

      As used herein, the term "PROCEEDING" means any: (i) threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative; (ii) appeal in such action, suit or proceeding; and (iii) inquiry or investigation that could lead to such an action, suit or proceeding.

                   ARTICLE TWELVE - LIABILITY OF DIRECTORS

      A director of the Corporation will not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for any transaction from which the director derived an improper personal benefit; or (iv) under Section 174 of the Act. Any repeal or amendment of this Article Twelve by the shareholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article

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Twelve, a director will not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereinafter enacted, including without limitation any subsequent amendment to the Act.

                ARTICLE THIRTEEN - COMPROMISE OR ARRANGEMENT

      Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, such compromise or arrangement and such reorganization will, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Douglas D. Hommert, its Executive Vice President and Secretary on August 26, 2005.



                                     /s/ Douglas D. Hommert
                                     ------------------------------------------
                                     Douglas D. Hommert
                                     Executive Vice President and Secretary

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